UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2024

Pyrophyte Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40957	N/A
(State or incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3262 Westheimer Road Suite 706 Houston, Texas	77098
(Address of principal executive offices)	(Zip Code)

(281) 701-4234

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2024, Pyrophyte Acquisition Corp., a Cayman Islands exempted company (the “Company”), entered into an amendment “Amendment No. 2”) to the previously announced business combination agreement, dated November 13, 2023, by and among the Company, Sio Silica Corporation, an Alberta corporation (“Sio”), Snowbank NewCo Alberta ULC, an Alberta unlimited liability corporation and a wholly-owned subsidiary of the Company (“Pyrophyte Newco”), and Sio Silica Incorporated, an Alberta corporation (“Sio Newco”) (the “Sio Business Combination Agreement”), with Sio, Pyrophyte Newco and Sio Newco, pursuant to which the parties agreed to extend the outside date from December 31, 2024 to April 30, 2025.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by the provisions of Amendment No. 2, which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
2.1	Amendment No. 2 to Business Combination Agreement, dated December 23, 2024.
104	Cover Page Interactive Data File-Embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PYROPHYTE ACQUISITION CORP.

Date: January 2, 2025	By:	/s/ Sten Gustafson
		Name:	Sten Gustafson
		Title:	Chief Financial Officer

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